Exhibit 11
KIMBALL INTERNATIONAL, INC.
COMPUTATION OF EARNINGS PER SHARE

As a result of the October 30, 2014 stock unification, all distinctions between Class A common stock and Class B common stock were eliminated so that all shares of Class B common stock are equal to shares of Class A common stock with respect to all matters, including without limitation, dividend payments and voting rights. Therefore, beginning in fiscal year 2016 the earnings per share calculation includes all common stock in a single calculation.

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(Unaudited)	Three Months Ended	Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	December 31, 2015	December 31, 2014
		Class A	Class B	Total
Basic Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared	$2,071	$112	$1,839	$1,951
Undistributed Earnings (Loss)	4,431	(168)	(1,784)	(1,952)
Income (Loss) from Continuing Operations	$6,502	$(56)	$55	$(1)
Average Basic Shares Outstanding	37,421	3,345	35,517	38,862
Basic Earnings (Loss) Per Share from Continuing Operations	$0.17	$(0.02)	$0.00
Diluted Earnings (Loss) Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$2,081	$112	$1,839	$1,951
Undistributed Earnings (Loss)	4,421	(168)	(1,784)	(1,952)
Income (Loss) from Continuing Operations	$6,502	$(56)	$55	$(1)
Average Diluted Shares Outstanding	37,617	3,345	35,517	38,862
Diluted Earnings (Loss) Per Share from Continuing Operations	$0.17	$(0.02)	$0.00
Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income (Loss) from Continuing Operations Used for Basic EPS Calculation	$6,502	$(56)	$55	$(1)
Assumed Dividends Payable on Dilutive Shares	10	—	—	—
Increase (Reduction) in Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(10)	—	—	—
Income (Loss) from Continuing Operations Used for Diluted EPS Calculation	$6,502	$(56)	$55	$(1)
Average Shares Outstanding for Basic EPS Calculation	37,421	3,345	35,517	38,862
Dilutive Effect of Average Outstanding Compensation Awards	196	—	—	—
Average Shares Outstanding for Diluted EPS Calculation	37,617	3,345	35,517	38,862

For the quarter ended December 31, 2014, all of the 503,000 outstanding compensation awards were antidilutive and were excluded from the dilutive calculation.

(Unaudited)	Six Months Ended	Six Months Ended
(Amounts in Thousands, Except for Per Share Data)	December 31, 2015	December 31, 2014
		Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$4,142	$474	$3,380	$3,854
Undistributed Earnings (Loss)	7,982	(340)	(1,998)	(2,338)
Income from Continuing Operations	$12,124	$134	$1,382	$1,516
Average Basic Shares Outstanding	37,468	5,642	33,144	38,786
Basic Earnings Per Share from Continuing Operations	$0.32	$0.02	$0.04
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$4,184	$474	$3,390	$3,864
Undistributed Earnings (Loss)	7,940	(341)	(2,007)	(2,348)
Income from Continuing Operations	$12,124	$133	$1,383	$1,516
Average Diluted Shares Outstanding	37,848	5,642	33,250	38,892
Diluted Earnings Per Share from Continuing Operations	$0.32	$0.02	$0.04
Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$12,124	$134	$1,382	$1,516
Assumed Dividends Payable on Dilutive Shares	42	—	10	10
Increase (Reduction) in Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(42)	(1)	(9)	(10)
Income from Continuing Operations Used for Diluted EPS Calculation	$12,124	$133	$1,383	$1,516
Average Shares Outstanding for Basic EPS Calculation	37,468	5,642	33,144	38,786
Dilutive Effect of Average Outstanding Compensation Awards	380	—	106	106
Average Shares Outstanding for Diluted EPS Calculation	37,848	5,642	33,250	38,892

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS

(Unaudited)	Three Months Ended	Three Months Ended
	December 31, 2015	December 31, 2014
		Class A	Class B
Basic Earnings Per Share	$0.00	$0.07	$0.07
Diluted Earnings Per Share	$0.00	$0.07	$0.07

	Six Months Ended	Six Months Ended
	December 31, 2015	December 31, 2014
		Class A	Class B
Basic Earnings Per Share	$0.00	$0.24	$0.24
Diluted Earnings Per Share	$0.00	$0.24	$0.24

EARNINGS PER SHARE (INCLUDING DISCONTINUED OPERATIONS)

(Unaudited)	Three Months Ended	Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	December 31, 2015	December 31, 2014
		Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$2,071	$112	$1,839	$1,951
Undistributed Earnings	4,431	62	664	726
Net Income	$6,502	$174	$2,503	$2,677
Average Basic Shares Outstanding	37,421	3,345	35,517	38,862
Basic Earnings Per Share	$0.17	$0.05	$0.07
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$2,081	$112	$1,839	$1,951
Undistributed Earnings	4,421	62	664	726
Net Income	$6,502	$174	$2,503	$2,677
Average Diluted Shares Outstanding	37,617	3,345	35,517	38,862
Diluted Earnings Per Share	$0.17	$0.05	$0.07

(Unaudited)	Six Months Ended	Six Months Ended
(Amounts in Thousands, Except for Per Share Data)	December 31, 2015	December 31, 2014
		Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$4,142	$474	$3,380	$3,854
Undistributed Earnings	7,982	992	5,827	6,819
Net Income	$12,124	$1,466	$9,207	$10,673
Average Basic Shares Outstanding	37,468	5,642	33,144	38,786
Basic Earnings Per Share	$0.32	$0.26	$0.28
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$4,184	$474	$3,390	$3,864
Undistributed Earnings	7,940	988	5,821	6,809
Net Income	$12,124	$1,462	$9,211	$10,673
Average Diluted Shares Outstanding	37,848	5,642	33,250	38,892
Diluted Earnings Per Share	$0.32	$0.26	$0.28